PROSPECTUS SUPPLEMENT


                        MICRO COMPONENT TECHNOLOGY, INC.

                        1,710,000 SHARES OF COMMON STOCK




         This document supplements the Prospectus dated November 27, 1996, covering the offering of 1,710,000 shares of Common Stock of the company (the "Shares") by certain Selling Stockholders on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This Prospectus Supplement is incorporated by reference into said Prospectus, and all terms used herein shall have the meaning assigned to them in said Prospectus.

         A Selling Stockholder has made arrangements for a Plan of Distribution, as more fully described on pages 7-8 of the Prospectus. The additional details are as follows:


         Selling Stockholder:                Black & Co 401k TR FBO Ronald Sauer

         Number of Shares:                   10,000

         Price:                              $  2.75

         Participating Broker-Dealer:        Black & Co.

         Commission or Compensation:         $  .03




          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 27 , 1996.